UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street, Philadelphia, PA 19104

(Address of Principal Executive Offices, and Zip Code)

215-921-7600

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On December 22, 2022, Amicus Therapeutics, Inc. (“Amicus” or the “Company”) entered into a License Agreement with the Trustees of the University of Pennsylvania (“Penn”) (“License Agreement”) pursuant to which Amicus and the Wilson Laboratory at Penn will collaborate to complete certain wind-down activities in connection with that certain Mutual Termination Agreement, dated December 22, 2022, by and between Amicus and Penn (“Termination Agreement”), and to which Amicus obtains a license with respect to the pre-clinical research and development of next generation parvovirus gene therapy products for the treatment of Pompe disease and Fabry disease (collectively, the “Indications”).

As under that certain Amended and Restated Research, Collaboration and License Agreement with Penn, dated May 28, 2019, as amended (“Collaboration Agreement”), under the License Agreement, Penn granted the Company exclusive, worldwide licenses (with the right to sublicense) under certain patent rights arising out of the research programs under the Collaboration Agreement and continuing research activities or covering an Amicus-selected parvovirus gene therapy product developed at Penn and non-exclusive, worldwide licenses (with the right to sublicense) under certain patent rights pertaining to manufacturing, background patent rights and know-how, in each case, to make, have made, use, sell, offer for sale and import licensed products for the Indications.

Under the License Agreement, Penn also granted the Company an exclusive, worldwide license (with the right to sublicense), for a defined time period, under certain patent rights and non-exclusive, worldwide license (with the right to sublicense) under certain know-how, in each case, for a multi-year exclusivity period, to make, have made, use, sell, offer for sale and import certain designated products that incorporate technology pertaining to reduction of AAV toxicity developed in the laboratories of James M. Wilson, M.D., Ph.D.

All wind-down activities will be overseen by Dr. Wilson and will be conducted by the Wilson Laboratory at Penn in accordance with a mutually-agreed research plan and for a specified period of time and funded by the payments made under the Termination Agreement. As under the Collaboration Agreement, the Company will be responsible for clinical development and commercialization of the licensed products for the Indications and is obligated to make certain milestone and royalty payments with respect to licensed products for each Indication.

Pursuant to the License Agreement, and in connection with the Company’s funding of the discovery research program under the Termination Agreement, the Company is eligible to receive a low double-digit percentage share of revenue Penn receives from third-party licensees of certain patent rights generated in the discovery research program.

The foregoing description of the License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement. The Company intends to seek confidential treatment for certain portions of the License Agreement and expects to file a copy of the License Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Item 1.02 – Termination of a Material Definitive Agreement.

On December 22, 2022, Amicus entered into the Termination Agreement pursuant to which Amicus and Penn terminated the Collaboration Agreement and the Process and Development Agreement, dated March 26, 2020, by and between Amicus and Penn, as amended. Under the Collaboration Agreement, Amicus and the Wilson Laboratory at Penn collaborated with respect to the pre-clinical research and development of next generation parvovirus gene therapy products for the treatment of Pompe disease, Fabry disease, CDKL5 deficiency (“CDKL5”), Niemann Pick Type C, Mucopolysaccharidosis Type IIIA (“MPS IIIA”), Mucopolysaccharidosis Type IIIB, Duchenne muscular dystrophy (“DMD”) and Angelman Syndrome (“Angelman”).

Under the Termination Agreement, Penn granted to Amicus certain non-exclusive rights to results pertaining to DMD and Angelman studies and Amicus granted to Penn certain option rights with respect to technology pertaining to each of CDKL5 and MPS IIIA.

In addition, and in connection with Penn’s delivery of certain deliverables arising from the Collaboration Agreement and remaining discovery support payment obligations under the Collaboration Agreement, Amicus paid to Penn an unpaid portion of such discovery support payments amounting to $20 million. Further, in connection with winding down the research program activities as originally contemplated under the Collaboration Agreement, Amicus paid to Penn certain research support amounts and related wind-down costs in the low single digit million payment.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement. The Company intends to seek confidential treatment for certain portions of the Termination Agreement and expects to file a copy of the Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2022, members of the board of directors of the Company (the “Board”) entered into an updated director and officer indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement replaces and supersedes previous indemnification agreements between the Company and each executing director and officer. The Company intends to use the Indemnification Agreement as a form with each of its directors and officers from and after December 26, 2022. The Indemnification Agreement will, among other things, require the Company to indemnify each executing director and officer to the fullest extent permitted by Delaware law, including indemnification of certain expenses incurred by the director or officer in any action or proceeding brought by third-parties or by or in the right of Amicus, arising out of each individual’s services as an officer or director, provided he or she has acted in good faith. The rights contained in the Indemnification Agreement are in addition to any other rights an indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing description of the Indemnification Agreement is not complete and is subject to and qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference herein. The information set forth under this Item 5.02 of this Current Report on Form 8-K is incorporated into Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Form of Director and Officer Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: December 28, 2022	By:	/s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary